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METROPOLITAN SERIES FUND, INC.
Sub-Item 77C Submission of matters to a vote of security holders

At a Special Meeting of Shareholders of the portfolios listed below held on January 18, 2005, the respective shareholders voted for the following proposals:

1. To approve, with respect to the BlackRock Aggressive Growth Portfolio (formerly State Street Research Aggressive Growth Portfolio), a new advisory agreement between MetLife Advisers, LLC and Metropolitan Series Fund, Inc.

        For: 44,355,791
        Against: 1,991,761
        Abstain: 3,330,752

2. To approve, with respect to the BlackRock Aggressive Growth Portfolio (formerly State Street Research Aggressive Growth Portfolio), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

        For: 44,225,435
        Against: 2,055,700
        Abstain: 3,397,169

3. To approve, with respect to the BlackRock Diversified Portfolio (formerly State Street Research Diversified Portfolio), a new advisory agreement between MetLife Advisers, LLC and Metropolitan Series Fund, Inc.

        For: 113,487,407
        Against: 4,495,415
        Abstain: 7,708,906

4. To approve, with respect to the BlackRock Diversified Portfolio (formerly State Street Research Diversified Portfolio), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

        For: 113,282,430
        Against: 4,588,705
        Abstain: 7,820,594

5. To approve, with respect to the BlackRock Large Cap Value Portfolio (formerly State Street Research Large Cap Value Portfolio), a new advisory agreement between MetLife Advisers, LLC and Metropolitan Series Fund, Inc.

        For: 7,915,308
        Against: 227,791
        Abstain: 347,809

6. To approve, with respect to the BlackRock Large Cap Value Portfolio (formerly State Street Research Large Cap Value), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

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        For: 7,859,406
        Against: 269,482
        Abstain: 362,020

7. To approve, with respect to the BlackRock Strategic Value Portfolio (formerly State Street Research Aurora Portfolio), a new advisory agreement between MetLife Advisers, LLC and Metropolitan Series Fund, Inc.

        For: 47,524,910
        Against: 2,039,216
        Abstain: 2,169,045

8. To approve, with respect to the BlackRock Strategic Value Portfolio (formerly State Street Research Aurora Portfolio), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

        For: 47,017,409
        Against: 2,163,000
        Abstain: 2,552,763

9. To approve, with respect to the BlackRock Investment Trust Portfolio (formerly State Street Research Investment Trust Portfolio), a new advisory agreement between MetLife Advisers, LLC and Metropolitan Series Fund, Inc.

        For: 65,652,698
        Against: 3,116,097
        Abstain: 4,808,317

10. To approve, with respect to the BlackRock Investment Trust Portfolio (formerly State Street Research Investment Trust Portfolio), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

        For: 65,446,060
        Against: 3,221,430
        Abstain: 4,949,622

11. To approve, with respect to the BlackRock Bond Income Portfolio (formerly State Street Research Bond Income Portfolio), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

        For: 8,050,317
        Against: 255,325
        Abstain: 635,059

12. To approve, with respect to the BlackRock Legacy Large Cap Growth Portfolio (formerly State Street Research Large Cap Growth Portfolio), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

        For: 25,955,422
        Against: 1,032,724
        Abstain: 2,053,809

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13.     To approve, with respect to the BlackRock Money Market Portfolio
        (formerly State Street Research Money Market Portfolio), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

        For: 5,118,585
        Against: 130,666
        Abstain: 347,371

At a Special Meeting of Shareholders of the Met/Putnam Voyager Portfolio held on April 29, 2005, the respective shareholders voted for the following proposal:

1. To approve an Agreement and Plan of Reorganization with respect to the acquisition of Met/Putnam Voyager Portfolio by Jennison Growth Portfolio, each a series of the Metropolitan Series Fund, Inc.

        For: 14,236,536
        Against: 248,767
        Abstain: 655,504